EXHIBIT 21

Consolidated Graphics, Inc.
Subsidiaries:	Jurisdiction of Incorporation

A&A Amalgamated Printing Enterprises, Inc.	California
AGS Custom Graphics, Inc.	Maryland
American Lithographers, Inc.	California
Annan & Bird Lithographers, Inc.	Canada- New Brunswick
Apple Graphics, Inc.	California
Austin Printing Company, Inc.	Georgia
Automated Graphic Imaging/Copy Center, Inc.	Washington D.C
Automated Graphic Systems, LLC	Maryland
bigINK Mailing & Fulfillment Company	Kansas
Bridgetown Printing Co.	Oregon
Byrum Lithographing Co.	Ohio
CDS Publications, Inc.	Oregon
CGML General Partner, Inc.	Delaware
CGX California Contractors, Inc.	California
CGXSolutions, Inc.	Texas
Chas. P. Young Company	Texas
Chas. P. Young Company, Inc.	New York
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Consolidated Carqueville Printing Company	Illinois
Consolidated Global Group, Inc.	Texas
Consolidated Graphics California	California
Consolidated Graphics de Mexico, S. de R.L. de CV	Mexico
Consolidated Graphics Development Company	Delaware
Consolidated Graphics International, Inc.	Delaware
Consolidated Graphics Management, Ltd.	Texas
Consolidated Graphics Prague s.r.o	Czech Republic
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Properties, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Copy-Mor, Inc.	Illinois
Courier Printing Company	Tennessee
Digital Direct, LLC	Pennsylvania
Direct Color, Inc.	California
Eagle Press, Inc.	California
Eastwood Printing Corporation	Colorado
Electric City Printing Company	South Carolina
Emerald City Graphics, Inc.	Washington
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
GSL Fine Lithographers	California

Consolidated Graphics, Inc.
Subsidiaries:	Jurisdiction of Incorporation

Geyer Printing Company, Inc.	Pennsylvania
Gilliland Printing, Inc.	Kansas
Graphcom LLC	Georgia
Graphic Communications, Inc.	California
Graphic Technology of Maryland, Inc.	Maryland
Graphion, Inc.	California
Gritz-Ritter Graphics, Inc.	Colorado
Grover Printing Company	Texas
Gulf Printing Company	Texas
HNPG Merger Subsidiary LLC	Maryland
H&N Printing & Graphics, Inc.	Maryland
Heath Printers, Inc.	Washington
Heritage Graphics, Inc.	Texas
Heritage Two, Inc.	Arizona
Image Systems, LLC	Wisconsin
Ironwood Lithographers, Inc.	Arizona
Kelmscott Communications LLC	Delaware
Keys Printing Company	South Carolina
Kohler Assets Subsidiary, LLC	Missouri
Lincoln Printing Corporation	Indiana
Maryland Composition.com, Inc.	Maryland
Maximum Graphics, Inc.	Minnesota
Maxwell Graphic Arts, Inc.	New Jersey
McKay Press, Inc.	Michigan
Mercury Printing Company, LLC	Tennessee
Mercury Web Printing, Inc.	Kansas
Metropolitan Printing Services, LLC	Indiana
MIG&L Asset Co., LLC	Ohio
Mobility, Inc.	Virginia
Mount Vernon Printing Company	Maryland
Multiple Images Printing, Inc.	Illinois
Nies/Artcraft, Inc.	Missouri
PBM Graphics, Inc.	North Carolina
PGH Company	Delaware
Piccari Press, Inc.	Pennsylvania
Precision Litho, Inc.	California
Pride Printers, Inc.	Massachusetts
Printing Control Services Incorporated	Washington
PCA, LLC	Maryland
Printing, Inc.	Kansas
Rush Press, Inc.	California
S & S Graphics, LLC	Maryland
S & S Graphics Property, LLC	Delaware
Serco Forms, LLC	Kansas
Spangler Graphics, LLC	Kansas
Spangler Graphics Property, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superb Printing Company	Texas

Consolidated Graphics, Inc.
Subsidiaries:	Jurisdiction of Incorporation

Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
The Cyril-Scott Company	Ohio
The Etheridge Company	Michigan
The Graphics Group, Inc.	Texas
The Hennegan Company	Kentucky
The Jarvis Press, Inc.	Texas
The John C. Otto Company, Inc.	Massachusetts
The Pikes Peak Lithographing Co.	Colorado
The Printery, Inc.	Wisconsin
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing and Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Tulsa Litho Company	Oklahoma
Tursack Incorporated	Pennsylvania
Valcour Printing, Inc.	Missouri
Veritas Document Solutions, LLC	Delaware
Walnut Circle Press, Inc.	North Carolina
Watermark Press, Ltd.	California
Wentworth Corporation	South Carolina
Western Lithograph Company	Texas
Westland Printers, Inc.	Maryland
Wetzel Brothers, LLC	Wisconsin
Woodridge Press, Inc.	California